Verisign Reports First Quarter 2018 Results

RESTON, VA - Apr. 26, 2018 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the first quarter of 2018.

First Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $299 million for the first quarter of 2018, up 3.7% percent from the same quarter in 2017. Verisign reported net income of $134 million and diluted earnings per share (diluted “EPS”) of $1.09 for the first quarter of 2018, compared to net income of $116 million and diluted EPS of $0.94 for the same quarter in 2017. The operating margin was 62.0 percent for the first quarter of 2018 compared to 60.7 percent for the same quarter in 2017.

First Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $132 million and diluted EPS of $1.07 for the first quarter of 2018, compared to net income of $119 million and diluted EPS of $0.96 for the same quarter in 2017. The non-GAAP operating margin was 66.3 percent for the first quarter of 2018 compared to 65.1 percent for the same quarter in 2017. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“The continued focus and discipline of our employees has generated another quarter of solid financial performance and value creation,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•
On Feb. 15, 2018, Verisign called for the redemption of all its outstanding subordinated convertible debentures, with a redemption date of May 1, 2018. If holders elect to convert their debentures, Verisign will settle the principal amount, up to $1.25 billion, in cash and the remaining value through the issuance of shares of Verisign’s common stock.

•	Verisign ended the first quarter with cash, cash equivalents and marketable securities of $2.4 billion, a decrease of $58 million from year-end 2017.

•	During the first quarter, Verisign repatriated $1.15 billion of cash held by foreign subsidiaries, net of foreign withholding taxes.

•
Cash flow from operating activities was $90 million for the first quarter of 2018, compared with $148 million for the same quarter in 2017. The first quarter 2018 amount reflects approximately $61 million in withholding taxes paid in connection with the repatriation.

•	Deferred revenues on March 31, 2018, totaled $1.03 billion, an increase of $27 million from year-end 2017.

•
During the first quarter, Verisign repurchased 1.1 million shares of its common stock for $125 million. At March 31, 2018, $938 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the first quarter diluted share count included 25.6 million shares related to the subordinated convertible debentures, compared with 21.3 million shares for the same quarter in 2017.

Business Highlights

•
Verisign ended the first quarter with 148.3 million .com and .net domain name registrations in the domain name base, a 3.2 percent increase from the end of the first quarter of 2017, and a net increase of 1.91 million during the first quarter of 2018.

•	In the first quarter, Verisign processed 9.6 million new domain name registrations for .com and .net, compared to 9.5 million for the same quarter in 2017.

•
The final .com and .net renewal rate for the fourth quarter of 2017 was 72.2 percent compared with 67.6 percent for the same quarter in 2016. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued for contingent interest payable through August 15, 2017, related to the subordinated convertible debentures, and is adjusted for an income tax rate of 22 percent starting from the first quarter of 2018, 25 percent for the second through the fourth quarters of 2017, and 26 percent for the first quarter of 2017, all of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on the contingent interest derivative on the subordinated convertible debentures, unrealized gain / loss on hedging agreements and gain on the sale of a business.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2018 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (323) 794-2149 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include Distributed Denial of Service Protection and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Don Chapman, dchapman@verisign.com, 703-948-4481

©2018 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,703,722	$465,851
Marketable securities	652,740	1,948,900
Other current assets	52,066	31,402
Total current assets	2,408,528	2,446,153
Property and equipment, net	257,536	263,513
Goodwill	52,527	52,527
Deferred tax assets	15,425	15,392
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	26,307	18,603
Total long-term assets	496,795	495,035
Total assets	$2,905,323	$2,941,188
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$181,567	$219,603
Deferred revenues	736,555	713,309
Subordinated convertible debentures	630,824	627,616
Total current liabilities	1,548,946	1,560,528
Long-term deferred revenues	289,970	286,097
Senior notes	1,783,159	1,782,529
Deferred tax liabilities	214,400	444,108
Other long-term tax liabilities	303,582	128,197
Total long-term liabilities	2,591,111	2,640,931
Total liabilities	4,140,057	4,201,459
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 325,956 at March 31, 2018 and 325,218 at December 31, 2017; Outstanding shares: 97,005 at March 31, 2018 and 97,591 at December 31, 2017	326	325
Additional paid-in capital	16,305,653	16,437,135
Accumulated deficit	(17,538,015)	(17,694,790)
Accumulated other comprehensive loss	(2,698)	(2,941)
Total stockholders’ deficit	(1,234,734)	(1,260,271)
Total liabilities and stockholders’ deficit	$2,905,323	$2,941,188

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues	$299,288	$288,614
Costs and expenses:
Cost of revenues	48,152	50,669
Sales and marketing	17,275	18,322
Research and development	15,375	13,344
General and administrative	33,067	31,008
Total costs and expenses	113,869	113,343
Operating income	185,419	175,271
Interest expense	(40,788)	(29,023)
Non-operating income, net	7,804	1,301
Income before income taxes	152,435	147,549
Income tax expense	(18,172)	(31,137)
Net income	134,263	116,412
Other comprehensive income	243	346
Comprehensive income	$134,506	$116,758

Earnings per share:
Basic	$1.38	$1.14
Diluted	$1.09	$0.94
Shares used to compute earnings per share
Basic	97,250	102,467
Diluted	123,506	124,464

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$134,263	$116,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	12,117	13,102
Stock-based compensation	12,978	12,563
Amortization of debt discount and issuance costs	3,918	3,493
Amortization of discount on investments in debt securities	(4,128)	(1,764)
Other, net	87	328
Changes in operating assets and liabilities:
Other assets	(987)	14,196
Accounts payable and accrued liabilities	(36,271)	(67,608)
Deferred revenues	27,120	36,689
Net deferred income taxes and other long-term tax liabilities	(59,108)	20,775
Net cash provided by operating activities	89,989	148,186
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,931,930	1,049,795
Purchases of marketable securities	(631,456)	(813,459)
Purchases of property and equipment	(7,662)	(9,654)
Other investing activities	(160)	11,748
Net cash provided by investing activities	1,292,652	238,430
Cash flows from financing activities:
Proceeds from employee stock purchase plan	7,811	7,997
Repurchases of common stock	(152,741)	(173,048)
Net cash used in financing activities	(144,930)	(165,051)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	167	738
Net increase in cash, cash equivalents, and restricted cash	1,237,878	222,303
Cash, cash equivalents, and restricted cash at beginning of period	475,139	241,581
Cash, cash equivalents, and restricted cash at end of period	$1,713,017	$463,884
Supplemental cash flow disclosures:
Cash paid for interest	$43,326	$28,189
Cash paid for income taxes, net of refunds received	$72,959	$17,861

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018		2017
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$185,419	$134,263	$175,271	$116,412
Adjustments:
Stock-based compensation	12,978	12,978	12,563	12,563
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		—		893
Non-cash interest expense		3,918		3,493
Contingent interest payable on subordinated convertible debentures		—		(3,808)
Tax adjustment		(19,081)		(10,642)
Non-GAAP	$198,397	$132,078	$187,834	$118,911

Revenues	$299,288		$288,614
Non-GAAP operating margin	66.3%		65.1%
Diluted shares		123,506		124,464
Diluted EPS, non-GAAP		$1.07		$0.96

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below:

	Three Months Ended March 31,		Four Quarters Ended March 31,
	2018	2017	2018
Net Income	$134,263	$116,412	$475,099
Interest expense	40,788	29,023	148,101
Income tax expense	18,172	31,137	128,799
Depreciation and amortization	12,117	13,102	48,893
Stock-based compensation	12,978	12,563	53,322
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	—	893	—
Unrealized (gain) loss on hedging agreements	(117)	495	(355)
Gain on sale of business	—	—	(10,421)
Non-GAAP Adjusted EBITDA	$218,201	$203,625	$843,438

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended March 31,
	2018	2017
Cost of revenues	$1,609	$1,735
Sales and marketing	1,448	1,429
Research and development	1,721	1,496
General and administrative	8,200	7,903
Total stock-based compensation expense	$12,978	$12,563